Exhibit 1.2

SALES AGENCY FINANCING AGREEMENT

Sales Agency Financing Agreement (this “Agreement”), dated as of August 3, 2012 between AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Company”), and BARCLAYS CAPITAL INC., a registered broker-dealer organized under the laws of Connecticut (“Sales Agent”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares (as defined herein) with an aggregate Sales Price of up to $750,000,000 upon the terms and subject to the conditions contained herein;

WHEREAS, Sales Agent has been appointed by the Company as its agent to sell the Common Shares and agrees to use its commercially reasonable efforts to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein; and

WHEREAS, the Company has also entered into sales agency financing agreements (each, an “Alternative Sales Agency Agreement”), each dated of even date herewith, with each of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. (each, an “Alternative Sales Agent”), for the issuance and sale from time to time through the Alternative Sales Agents of Common Shares on the terms set forth in the Alternative Sales Agency Agreements.  This Agreement and the Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements.”  The aggregate number of Common Shares to be issued and sold pursuant to the Sales Agency Agreements shall not exceed the Maximum Program Amount (as defined herein).

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01           Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Accountants” has the meaning set forth in Section 3.07.

“Actual Sold Amount” means the number of Issuance Shares that Sales Agent has sold during the Selling Period.

“Affiliate” of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person.  The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Sales Agency Agreement” has the meaning set forth in the Recitals.

“Alternative Sales Agents” has the meaning set forth in the Recitals.

“Applicable Time” means the time of sale of any Common Shares pursuant to this Agreement.

“CERCLA” means the Comprehensive Environment Response, Compensation and Liability Act of 1980.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter Request Date” has the meaning set forth in Section 4.08.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which Sales Agent and the Alternative Sales Agents in the aggregate shall have sold the Maximum Program Amount pursuant to the Sales Agency Agreements, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to the Sales Agency Agreements.

“Common Stock” shall mean the Company’s Common Stock, $0.01 par value per share.

“Communities” has the meaning set forth in Section 3.16.

“Contracts” has the meaning set forth in Section 3.17.

“Controlling Persons” has the meaning set forth in Section 6.01.

“Enforceability Limitations” has the meaning set forth in Section 3.17.

“Environmental Laws” has the meaning set forth in Section 3.27.

“ERISA” has the meaning set forth in Section 3.32.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Floor Price” means the minimum price per share set by the Company in the Issuance Notice below which Sales Agent shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00.

“Hazardous Materials” has the meaning set forth in Section 3.28.

“Indemnified Party” has the meaning set forth in Section 6.03.

“Indemnifying Party” has the meaning set forth in Section 6.03.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

“Issuance” means each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring Sales Agent to use its commercially reasonable efforts to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means the aggregate Sales Price of the Issuance Shares to be sold by Sales Agent with respect to any Issuance, which may not exceed $150,000,000 without the prior written consent of Sales Agent, which may be withheld in Sales Agent’s sole discretion.

“Issuance Date” means any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” means a written notice to Sales Agent delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” means the Sales Price less the Selling Commission.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” has the meaning set forth in Section 3.01.

“Material Adverse Effect” means a material adverse effect on the business, assets, operations, properties, prospects or  condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Maximum Program Amount” means Common Shares with an aggregate Sales Price of $750,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“Money Laundering Laws” has the meaning set forth in Section 3.42.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Officer’s Certificate Request Date” has the meaning set forth in Section 4.09.

“Opinion Request Date” has the meaning set forth in Section 4.07.

“Original Registration Statement” has the meaning set forth in Section 3.01.

“Partnership” has the meaning set forth in Section 3.28.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” means the New York Stock Exchange.

“Prospectus” has the meaning set forth in Section 3.01.

“Prospectus Supplement” has the meaning set forth in Section 5.01(k).

“Registration Statement” has the meaning set forth in Section 3.01.

“Registration Statement Amendment Date” has the meaning set forth in Section 4.07.

“REIT” has the meaning set forth in Section 3.31.

“Request Date” means each Comfort Letter Request Date, each Officer’s Certificate Request Date and each Opinion Request Date.

“Sales Agency Agreements” has the meaning set forth in the Recitals.

“Sales Price” means the actual sale execution price of each Common Share sold by Sales Agent on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means at a mutually agreed rate, not to exceed 2.0%, of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” means the period of one to ten consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” means, unless the Company and Sales Agent shall otherwise agree, the third business day following each Trading Day during the Selling Period, when the Company shall deliver to Sales Agent the amount of Common Shares sold on such Trading Day and Sales Agent shall deliver to the Company the Issuance Price received on such sales.

“Significant Subsidiary” has the meaning set forth in Section 3.05.

“Subsidiary” has the meaning set forth in Section 3.05.

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Voting Stock” of any Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

ARTICLE II
ISSUANCE AND SALE OF COMMON STOCK

Section 2.01           Issuance.(a)          Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through Sales Agent and Sales Agent shall use its commercially reasonable efforts to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company in its sole discretion shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Common Shares sold under the Sales Agency Agreements equals the Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice.  Sales Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  Sales Agent may sell Issuance Shares in the manner described in Section 2.01(b) herein.  The Company acknowledges and agrees that (i) there can be no assurance that Sales Agent will be successful in selling Issuance Shares and (ii) Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, Sales Agent will be acting as agent for the Company and not as principal.

(b)           Method of Offer and Sale.  The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c)           Issuances.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Section 5.01 and Section 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer, the President, the Chief Financial Officer, the Senior Vice President-Finance or the Treasurer of the Company, to Sales Agent.  The number of Issuance Shares that Sales Agent shall use its commercially reasonable efforts to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount.  Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

Section 2.02           Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to Sales Agent a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the  issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to Sales Agent a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of its obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Goodwin Procter LLP, counsel to the Company, shall deliver to Sales Agent opinions and a negative assurance letter, dated the date of the Closing and addressed to Sales Agent, substantially in the forms of Exhibit B, Exhibit C and Exhibit D attached hereto; (iv) O’Melveny & Myers, LLP, counsel to Sales Agent and the Alternative Sales Agents, shall deliver to Sales Agent and the Alternative Sales Agents an opinion, dated the date of the Closing and addressed to Sales Agent and the Alternative Sales Agents, substantially in the form of Exhibit E attached hereto; (v)  Ernst & Young LLP shall deliver to Sales Agent a letter, dated the Closing Date, in form and substance satisfactory to Sales Agent; and (vi) the Company shall pay the  expenses set forth in Section 9.02(ii),  (iv) and (viii) hereof by wire transfer to the account designated by Sales Agent in writing prior to the Closing.

Section 2.03           Mechanics of Issuances.

(a)           Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to Sales Agent, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed $150,000,000 without the prior written consent of Sales Agent, which may be withheld in Sales Agent’s sole discretion and (2) notwithstanding anything in this Agreement to the contrary, Sales Agent shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under the Sales Agency Agreements, shall exceed the Maximum Program Amount. The Company shall have the right, in its sole discretion, to amend at any time and from time to time any Issuance Notice; provided, however, that the Company may not amend the Issuance Amount if such amended Issuance Amount is less than the Actual Sold Amount as of the date of such amendment.

(b)           Delivery of Issuance Notice.  An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by Sales Agent.  No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c)           Floor Price.  Sales Agent shall not sell Common Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to Sales Agent and confirmation to the Company.

(d)           Determination of Issuance Shares to be Sold.  The number of Issuance Shares to be sold by Sales Agent with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e)           Trading Guidelines.  The Company consents to Sales Agent trading in the Company’s Common Stock for Sales Agent’s own account and for the account of its clients at the same time as sales of Common Shares occur pursuant to this Agreement, provided, however, that such consent is expressly limited to trading activity that complies with applicable federal and state laws, rules and regulations.

Section 2.04           Settlements.  Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting Sales Agent or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, Sales Agent will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold Sales Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to Sales Agent any Selling Commission to which it would otherwise have been entitled absent such default.  The parties acknowledge and agree that, in performing its obligations under this

Agreement, Sales Agent may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

Section 2.05           Use of Free Writing Prospectus.  Neither the Company nor Sales Agent has prepared, used, referred to or distributed, or will prepare, use, refer to or distribute, without the other party’s prior written consent, which consent shall not be unreasonably withheld, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act with respect to the offering of Common Shares contemplated by this Agreement.

Section 2.06           Alternative Sales Agents.  The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Common Shares or any other equity security of the Company shall only be effected by or through only one of Sales Agent or the Alternative Sales Agents on any single given day, but in no event by more than one, and the Company shall in no event request that Sales Agent and any other Alternative Sales Agent sell Common Shares on the same day.

Section 2.07           Exemption from Regulation M.  If any party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the other party and sales of Common Shares under the Sales Agency Agreements shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of all parties.

Section 2.08           Distributions under Regulation M.  Notwithstanding any other provision of this Agreement, in the event the Company engages Sales Agent for a sale of Common Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and Sales Agent will agree to compensation that is customary for Sales Agent with respect to such transactions.

Section 2.09           Material Non-Public Information.  Notwithstanding any other provision of this Agreement, the Sales Agent shall not be obligated to sell any Common Shares hereunder during (a) any period in which it reasonably believes that the Company is, or could be deemed to be, in possession of material non-public information or (b) during the fourteen (14) calendar days prior to any public announcement or release disclosing the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, Sales Agent that as of the Closing Date, each Issuance Date, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07), each Request Date and each Applicable Time:

Section 3.01           Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “AVB,” and the Common Shares have been listed on the Principal Market, subject to notice of issuance.  The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form S-3 (File No. 333-179720; the “Original Registration Statement”), to be used in connection with, among other securities, the public offering and sale of Common Stock, including the Common Shares of the Company.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of continuing the offering of the Common Shares upon expiration of the effectiveness of the Original Registration Statement after the third anniversary of its original effective date or for the purpose of registering additional Common Shares to be sold pursuant to this Agreement),  and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)) and any pricing supplement relating to a particular issuance of the Issuance Shares  (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to Sales Agent by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to Sales Agent for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference.

Section 3.02           Registration Statement and Prospectus.  The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus (and any amendment or supplement thereto) and the applicable Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, taken together (collectively, and, with respect to any Common Shares, together with the public offering price of such Common Shares, the “General Disclosure Package”) as of each Applicable Time and the Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to Sales Agent furnished to the Company in writing by Sales Agent expressly for use in the Registration Statement, the Prospectus and the General Disclosure Package and any amendment or supplement thereto.

Section 3.03           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or, taken together, omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.04           Organization, Power and Authority of Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with the power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and otherwise to conduct its business as described in the Registration Statement and Prospectus.  The Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, will not have a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

Section 3.05           Organization, Power and Authority and Capitalization of Subsidiaries.  As of the date of this Agreement, the Company does not have any “significant subsidiaries” (as defined in Rule 12b-2 under the Exchange Act, individually a “Significant Subsidiary” and collectively “Significant Subsidiaries”).

Section 3.06           Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus and the General Disclosure Package and except for shares of Common Stock to be issued to certain employees in connection with the deferment of income, shares of Common Stock issuable pursuant to awards granted or to be granted under the Company’s 2009 Stock Option and Incentive Plan or the Company’s 1994 Stock Incentive Plan, as amended and restated, shares of Common Stock issuable under the Company’s 1996 Non-Qualified Employee Stock Purchase Plan, shares of

Common Stock issuable under the Company’s Dividend Reinvestment and Stock Purchase Plan and shares of Common Stock issuable upon redemption or conversion of units of limited partnership interests, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.07           Financial Statements.  Except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustment, (i) the financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; (ii) such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (iii) the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby. No other financial statements (or schedules) of the Company or any predecessor of the Company are required by the Securities Act to be included in the Registration Statement, the Prospectus or the General Disclosure Package.  Ernst & Young LLP (together with any other nationally recognized accounting firm that the Company may from time to time engage, the “Accountants”), who have reported on the financial statements and schedules which are audited, are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.  The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Securities Act are true and correct in all material respects.

Section 3.08           Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

Section 3.09           Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package, since the end of the Company’s most recent fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company is not aware of any material weaknesses in the Company’s internal controls.

Section 3.10           Common Shares.  The Common Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Common Shares will not be subject to any preemptive rights under the Charter or Bylaws of the Company or the Maryland General Corporation Law.  Upon issuance, the Common Shares will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package.  Upon payment of the purchase price and delivery of the Common Shares in accordance with this Agreement, each of the purchasers thereof will receive good, valid and marketable title to such Common Shares, free and clear of all liens, charges and encumbrances.

Section 3.11           Sale of Common Shares.  Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock  registered under the Registration Statement  (in this regard, the Company acknowledges and agrees that Sales Agent shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement).

Section 3.12           This Agreement.  The Company has the corporate power and authority to enter into this Agreement and to issue the Common Shares; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby constitutes a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Communities (as defined below) or any of the other assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, the Charter or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Company’s subsidiaries or any material contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Communities or the business or properties of the Company or any of its subsidiaries, except as disclosed in the Prospectus or except for such instances as, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.13           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, (i) there has not been any material change in the capital stock or long-term debt of the Company or its subsidiaries taken as a whole, or (except for regular quarterly dividends on the Company’s Common Shares and except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.14           Company Not an Investment Company.  The Company is not and, after giving effect to the offering and sale of the Common Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Section 3.15           Use of Proceeds.  The Company will use the net proceeds from the offering of Common Shares in the manner specified in the Prospectus under “Use of Proceeds.”

Section 3.16           No Material Actions or Proceedings.  Except as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, there is no pending or, to the knowledge of the Company, threatened investigation, action, suit or proceeding against or affecting the Company or any of its subsidiaries or any of their respective directors, partners or officers in their capacity as such or any of the Current Communities, the Development Communities or the Redevelopment Communities (each as defined in the Prospectus and collectively, the “Communities”) before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might, individually or in the aggregate, have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and there are no statutes or regulations or current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package.

Section 3.17           Filing and Enforceability of Contracts.  There are no contracts or documents of a character required under the Securities Act to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not so described in the Registration Statement, the Prospectus and the General Disclosure Package or filed as exhibits to the Registration Statement (the “Contracts”).  All Contracts executed and delivered on or before the date hereof to which the Company or any subsidiary of the Company is a party have been duly authorized, executed and delivered by the Company or such subsidiary and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute valid and binding agreements of the other parties thereto, enforceable against such parties in accordance with the terms thereof, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) requirements that a claim payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States (collectively, the “Enforceability Limitations”).

Section 3.18           Compliance With Law.  Each of the Company and its subsidiaries has complied in all material respects with all laws, regulations and orders applicable to it or their respective businesses and properties where the failure to comply would, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its subsidiaries is, and upon consummation of the sale of the Common Shares none of them will be, in default under any contract to which the Company or any of its subsidiaries is a party the violation of which would, individually or in the aggregate, have a Material Adverse Effect, and no other party under any such contract is, to the knowledge of the Company, in default in any material respect thereunder; the Company is not in violation of its Charter or Bylaws; except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, the Company and each of its subsidiaries have, or upon the Closing Date will have, all governmental licenses (including, without limitation, a California general contractor’s license, if applicable), permits, consents, orders, approvals and other authorizations, and have made all declarations and filings with the appropriate federal, state, local or foreign governmental or regulatory authorities that are, necessary for the ownership or lease of their respective properties or required to carry on their respective business as contemplated in the Registration Statement, the Prospectus and the General Disclosure Package, and none of them has received any notice of proceedings relating to the revocation or modification of any such governmental license, permit, consent, order, approval or other authorization or has any reason to believe that any such governmental license, permit, consent, order, approval or other authorization will not be renewed in the ordinary course which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

Section 3.19           No Further Consents Required.  No consent, approval, authorization or order of, or filing with, any court or arbitrator or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Common Shares by the Company, except such as may be required by the federal securities laws or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Common Shares or for such as have been obtained and delivered to the Representatives and counsel for Sales Agent as of the date of this Agreement.

Section 3.20           Title to Properties.  The Company, or its subsidiaries, as applicable, has good and marketable title to the Communities, and the Communities are not subject to any liens or encumbrances except for monetary liens as set forth in the Prospectus or the Registration Statement, non-delinquent property taxes, utility easements and other immaterial non-monetary liens or encumbrances of record.  All liens, charges, encumbrances, claims or restrictions on or affecting the Communities which are required to be disclosed in the Prospectus are disclosed therein.  Except as is disclosed in the Registration Statement or the Prospectus and except as would not, in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries has valid, subsisting and enforceable leases with its tenants for the properties described in the Prospectus as leased by it, (ii) no tenant under any of the leases pursuant to which the Company or any subsidiary leases its properties has an option or right of first refusal to purchase the premises demised under such lease, (iii) the use and occupancy of each of the properties of the Company and its subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, (iv) the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company or its subsidiaries, and (v) the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company or its subsidiaries.

Section 3.21           Mortgages; Community Matters.  Except as disclosed in the Registration Statement or the Prospectus, the mortgages and deeds of trust encumbering the Communities are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company.  To the knowledge of the Company and except as disclosed in the Registration Statement or the Prospectus, (i) the present use and occupancy of each of the Communities complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect, and (ii) there is no pending or, to the Company’s knowledge, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Communities, except for such proceedings or actions that would not individually or in the aggregate have a Material Adverse Effect.

Section 3.22           Title Insurance.  Title insurance in favor of the mortgagee, the Company or its subsidiaries is maintained with respect to each of the Communities, in an amount at least equal to the greater of (i) the cost of acquisition of such property and (ii) the cost of construction by the Company and its subsidiaries of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect.

Section 3.23           Accuracy of Company’s Statements.  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to Sales Agent was or will be, when made, inaccurate, untrue or incorrect.

Section 3.24           No Price Stabilization or Manipulation.  Except as stated in the Prospectus, neither the Company nor any of its directors, officers or controlling persons has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

Section 3.25           No Labor Disputes.  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company after due inquiry and investigation, is contemplated or threatened, which, in either case, would have a Material Adverse Effect.

Section 3.26           No Unlawful Contributions.  Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus which has not been so disclosed; (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 3.27           Compliance With Environmental Laws.  As of the Closing Date and any Additional Closing Date, as the case may be, the Company and each of its subsidiaries (i) will be in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the Hazardous Materials (as defined below) or hazardous or toxic wastes, pollutants or contaminants (the “Environmental Laws”); (ii) will have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) will be in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.28           Hazardous Materials.

(a)           None of the Company or any partnership or other subsidiary that owns a Community (each a “Partnership”) has at any time and, to the best knowledge of the Company after due inquiry and investigation, no other party has at any time handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, released, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to, above under, in, into or from the Communities, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor its subsidiaries intends to use the Communities or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, releasing, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for the use, storage and transportation of small quantities of substances that are regularly used as office supplies, household cleaning supplies, gardening supplies or pool maintenance supplies in compliance with applicable Environmental Laws and in accordance with prudent business practices and good hazardous materials storage and handling practices.

(b)           None of the Company or the Partnerships, to the best knowledge of the Company, knows of any seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Communities or onto lands from which such hazardous or toxic waste or substances might seep, flow or drain into such waters, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

(c)           None of the Company or the Partnerships to the best knowledge of the Company, has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Materials, hazardous or toxic waste or substances on or originating from the Communities arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law, except as referred to in the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials or explosives, petroleum or petroleum-based products, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any federal, state or local governmental authority having or claiming jurisdiction over the Communities as described in the Prospectus.

Section 3.29           Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, each of the Company and the Partnerships conducts a periodic review of the effect of Environmental Laws on its business, operations and properties in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and on the basis of the reviews conducted by the Company in connection with the Communities, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.30           Property and Casualty Insurance.  The Company and its subsidiaries maintain property and casualty insurance (other than earthquake insurance) in favor of the Company and its subsidiaries with respect to each of the Communities, in an amount and on such terms as is reasonable for businesses of the type proposed to be conducted by the Company and its subsidiaries.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.  Neither the Company nor any subsidiary has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any of the Communities (other than with respect to seismic activities).

Section 3.31           REIT Status.  The Company has elected to be taxed as a “real estate investment trust” (a “REIT”) under the Code and will use its best efforts to continue to be organized and will continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Code, unless the Board of Directors of the Company determines that it is no longer in the best interest of the Company to continue to be so qualified.

Section 3.32           No Plan Assets.  Neither the assets of the Company nor its subsidiaries constitute, nor will such assets as of the Closing Date or any Additional Closing Date, as the case may be, constitute, “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Section 3.33           Distribution of Offering Materials.  The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering and sale of the Common Shares other than the Registration Statement and the Prospectus approved by Sales Agent or other materials, if any, permitted by the Securities Act.

Section 3.34           Form S-3 Eligibility.  The Company satisfies all conditions and requirements for the use of a Registration Statement on Form S-3 under the Securities Act.

Section 3.35           Insider Trading Policy.  Under the Company’s insider trading policy, officers and directors may not sell or otherwise dispose of shares of Common Stock without pre-approval from the Company.

Section 3.36           Title to Personal Property.  The Company and its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 3.37           Title to Intellectual Property.  The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

Section 3.38           No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

Section 3.39           Taxes.  The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and, except as otherwise disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would not have a Material Adverse Effect.

Section 3.40           Compliance With ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Section 3.41           Insurance.  The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is (other than earthquake insurance) in amounts and insures against such losses and risks as are prudent and customary to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.  The Company maintains earthquake insurance on the Communities to the extent described in the Prospectus.

Section 3.42           Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened, except in all cases as would not have a Material Adverse Effect.

Section 3.43           Compliance with OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Common Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.44           No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except in all cases as would not have a Material Adverse Effect.

Section 3.45           No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares.

Section 3.46           No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Common Shares.

Section 3.47           Margin Rules.  Neither the issuance, sale and delivery of the Common Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus and the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

Section 3.48           Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus and the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 3.49           Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Prospectus and the General Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

Section 3.50           Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Section 3.51           Status under the Securities Act.  The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Common Shares.  The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

Section 3.52           Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to Sales Agent or to counsel for Sales Agent in connection with an Issuance shall be deemed a representation and warranty by the Company to Sales Agent as to the matters covered thereby on the date of such certificate.

Section 3.53           Non-Affiliated Market Capitalization.  As of the Effective Date, the aggregate market value of the voting stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold as of a date within 60 days prior to such date) exceed $150 million.

Section 3.54           No Association with FINRA.  Neither the Company nor any of its affiliates, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, or is a person associated with, any member firm of FINRA.

ARTICLE IV
COVENANTS

The Company covenants and agrees during the term of this Agreement with Sales Agent as follows:

Section 4.01           Registration Statement and Prospectus.

(a)           To make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares or (y) by means of a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus; provided, that the Company will give prior written notice to Sales Agent of the intention to file such report and describing the subject matter to be included in such report as soon as reasonably practicable prior to the filing of such report) after the date of delivery of an Issuance Notice and prior to the related Settlement Date that is reasonably disapproved by Sales Agent promptly after reasonable notice thereof;

(b)           to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by Sales Agent and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act  within the time period required thereby and to deliver such number of copies of each Issuance Supplement as may be required to each exchange or market on which such sales were effected, in each case to the extent that delivery and filing of such an Issuance Supplement is required by applicable law, by the rules and regulations of the Commission or by the rules of such exchange or market;

(c)           to make no amendment or supplement to the Registration Statement or the Prospectus (other than (x) an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares or (y) by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K or a Registration Statement on Form 8A or any amendments to any of the foregoing filed with the Commission under the Exchange Act and incorporated or deemed incorporated by reference into the Registration Statement or the Prospectus except to the extent required by Section 4.01(a)) at any time prior to having afforded Sales Agent a reasonable opportunity to review and comment thereon;

(d)           to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise Sales Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and

(e)           in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during a Selling Period, to use promptly its commercially reasonable efforts to obtain its withdrawal; in the event any such stop order or such other order is issued outside a Selling Period, the Company will promptly advise Sales Agent as to the issuance thereof and as to whether the Company intends to seek to obtain its withdrawal.

If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Common Shares remain unsold hereunder, the Company will, prior to such third anniversary, advise Sales Agent as to whether it intends to file (unless it has already done so) a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Common Shares.

Section 4.02           Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as Sales Agent may reasonably request to cooperate with Sales Agent in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as Sales Agent may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the  sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction.

Section 4.03           Copies of Registration Statement and Prospectus.  Except where such reports, communications, financial statements or other information is available on the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system, to furnish Sales Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as Sales Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify Sales Agent and request Sales Agent to suspend offers to sell Common Shares (and, if so notified, Sales Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise Sales Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period Sales Agent is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

Section 4.04           Rule 158.  To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act).

Section 4.05           Information.  To file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act in the manner and within the time periods required by the Exchange Act and to furnish to Sales Agent (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to Sales Agent (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; (ii) such additional publicly available information concerning the business and financial condition of the Company as Sales Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); and (iii) such additional information as the Sales Agent may reasonably request in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained.

Section 4.06           Representations and Warranties.  At each Applicable Time, each delivery of an Issuance Notice, each Settlement Date, each Registration Statement Amendment Date (as defined in Section 4.07) and each Request Date, (i) the Company shall be deemed to have affirmed that each representation, warranty, covenant and other agreement contained in this Agreement is true and correct, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and supplements thereto), and (ii) the Company will undertake to advise Sales Agent if any of such representations and warranties will not be true and correct as of each such date, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares).

Section 4.07           Opinions of Counsel.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by means of (x) an amendment or supplement relating solely to the offering of securities other than the Common Shares, (y) an Issuance Supplement or (z) a Current Report on Form 8-K, unless, in the case of (y) or (z) reasonably requested by Sales Agent within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus (each such date, a “Registration Statement Amendment Date”) or (ii) otherwise after each reasonable request by Sales Agent (each date of any such request by Sales Agent, an “Opinion Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to

Sales Agent  written opinions and negative assurance letters of  Goodwin Procter LLP, counsel for the Company, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent and of O’Melveny & Myers, LLP, counsel for Sales Agent and the Alternative Sales Agents, dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to Sales Agent, (a) if such counsel has previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C, D and E hereto, to the effect that Sales Agent may rely on such previously furnished opinions and negative assurance letters of such counsel  to the same extent as though they were dated the date of such letter authorizing reliance (except that the statements in such last opinions and negative assurance letters shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (b) if such counsel has not previously furnished opinions and negative assurance letters to the effect set forth in Exhibits B, C, D and E hereto, of the same tenor as such opinions and negative assurance letters of such counsel but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of all such opinions and negative assurance letters otherwise required by this Section 4.07 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; provided further, that the delivery of each such opinion and negative assurance letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the SEC) shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares.

Section 4.08           Comfort Letters.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares, in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records or (ii) otherwise after each reasonable request by Sales Agent (each date of any such request by Sales Agent, a “Comfort Letter Request Date”), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the  financial statements of the Company included or incorporated by reference in the Registration Statement to furnish as promptly as practicable thereafter to Sales Agent a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to Sales Agent, of the same tenor as the letter referred to in Section 5.01(g) hereof but modified to relate to the Registration Statement, the Prospectus and, to the extent applicable, the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(g) hereof that was last furnished to Sales Agent; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such letter otherwise required by this Section 4.08 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; provided further, that the delivery of each such letter (dated as of the date on which the most recent Form 10-Q or Form 10-K or, if applicable, Form 8-K was filed by the Company with the SEC) required by this Section 4.08 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares.

Section 4.09           Officer’s Certificate.  (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares, an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by Sales Agent within five days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus or (ii) otherwise after each reasonable request by Sales Agent (each date of any such request by Sales Agent, an “Officer’s Certificate Request Date”), the Company shall as soon as practicable thereafter furnish or cause to be furnished as promptly as practicable thereafter to Sales Agent a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to Sales Agent, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement, the Prospectus and the General Disclosure Package (other than the offering price of any shares of Common Stock) as amended and supplemented to such date; provided, however, that the Company shall have the right in its sole discretion to suspend the delivery of any such certificate otherwise required by this Section 4.09 if the Company does not expect to deliver an Issuance Notice with respect to the Common Shares; provided further, that the delivery of each such certificate (dated as of the date on which the most recent Form 10-Q or Form 10-K or if applicable, Form 8-K was filed by the Company with the SEC) required by this Section 4.09 shall be a condition precedent to the delivery by the Company of an Issuance Notice with respect to the Common Shares.

Section 4.10           Stand Off Agreement.  Without the written consent of Sales Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than Common Shares hereunder), warrants or any rights to purchase or acquire, Common Stock during the period beginning on the first (1st) Trading Day immediately prior to the date on which any Issuance Notice is delivered to Sales Agent hereunder and ending on the first (1st) Trading Day immediately following the Settlement Date with respect to Common Shares sold pursuant to such Issuance Notice (each a “Stand Off Period”); provided, however, that such restriction will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any current or future employee or director stock option, incentive or benefit plan, employee stock purchase, long-term incentive plan, deferred compensation plan or ownership plan or dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its stock purchase plan) of the Company, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Company’s Commission filings and (iii) Common Stock issuable as consideration in connection with acquisitions of business, assets or securities of other Persons. The settlement of Common Shares which have been sold pursuant to the Alternative Sales Agency Agreements are permitted pursuant to this Section 4.10 without the consent of Sales Agent.

Section 4.11           Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company or any reference security, whether to facilitate the sale or resale of the Common Shares or otherwise or (ii) during any Stand Off Period sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than Sales Agent, and shall cause each of its Affiliates to, comply with all applicable provisions of Regulation M.  If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Common Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Sales Agent (or, if later, at the time stated in the notice), the Company will and shall, cause each of its Affiliates to, comply with Rule 102 as though such exception was not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

Section 4.12           Prospectus Supplement Filing; Periodic Reports.  Promptly following the end of each quarterly period, the Company shall be required to file a prospectus supplement with the Commission, disclosing the number of Common Shares sold through Sales Agent and the Alternative Sales Agents under the Sales Agency Agreements and the net proceeds received by the Company with respect to sales of the Common Shares pursuant to the Sales Agency Agreements relating to such quarter, together with any other information that the Company reasonably believes is required to comply with the Securities Act or any rules or regulations thereunder.  In the alternative, to the extent permitted by the rules and regulations of the SEC, the Company in its sole discretion may make the disclosures contemplated by the preceding sentence by including such disclosures in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company for any quarter in which sales of Common Shares were made by or through Sales Agent and the Alternative Sales Agents under the Sales Agency Agreements.

Section 4.13           Maximum Program Amount.  The Company will promptly notify Sales Agent and the Alternative Sales Agents when the Maximum Program Amount has been sold pursuant to the Sales Agency Agreements.

Section 4.14           Due Diligence.  The Company shall promptly reply to due diligence inquiries from Sales Agent and its representatives, including, without limitation, furnishing requested materials and making senior management and representatives of the Company’s registered independent accounting firm available for due diligence conference calls, upon the reasonable request of Sales Agent.

Section 4.15           Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of any Common Shares in such a manner as would require the Company or any of its Subsidiaries to register as an investment company under the Investment Company Act.  The Company will conduct its business in a manner so that it will not become subject to the Investment Company Act.

Section 4.16           Listing; Reservation of Shares; Transfer Agent.  The Company shall (a) use its best efforts to list, subject to notice of issuance, the Common Shares on the New York Stock Exchange and to maintain the listing of the Common Shares on the New York Stock Exchange; (b) shall reserve and keep available at all times, free of pre-emptive rights, Common Shares for the purpose of enabling the Company to satisfy its obligations under this Agreement; and (c) engage and maintain, at its expense, a registrar and transfer agent for the Common Shares.

ARTICLE V
CONDITIONS TO DELIVERY OF ISSUANCE
NOTICES AND TO SETTLEMENT

Section 5.01           Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of Sales Agent to Sell Common Shares During the Selling Period(s).  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of Sales Agent to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)           Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by Sales Agent thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Sales Agent and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.12 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or, to the Company’s knowledge, threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares.

(b)           Accuracy of the Company’s Representations and Warranties.  The representations and warranties of the Company shall be true and correct as of each Applicable Time, as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time.

(c)           Performance by the Company.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

(e)           Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (including the documents incorporated by reference therein and any supplements thereto).

(f)            No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or FINRA since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) if trading generally on the New York Stock Exchange, The Nasdaq Stock Market or NYSE Amex has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any  material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of Sales Agent makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company.

(g)           Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to Sales Agent a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to Sales Agent to the effect required by Section 4.08.

(h)           No Defaults.  The execution and delivery of this Agreement and the issuance and sale of the Common Shares and the compliance by the Company with all of the provisions of this Agreement will not result in the Company being in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company or any of its property or assets is bound, in each case which default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(i)            Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired.

(j)            Maximum Issuance Amount.  In no event may the Company issue an Issuance Notice to sell an Issuance Amount to the extent that (I) the sum of (x)  the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, together with the aggregate number of Common Shares issued under the Alternative Sales Agency Agreements, would exceed the Maximum Program Amount or (II) the requested Issuance Amount exceeds $150,000,000.

(k)           Prospectus Supplement and Issuance Supplement.

(1)  A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties hereto, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent on or prior to the Issuance Date.

(2)  To the extent required by Section 4.01(b), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to Sales Agent on or prior to the Issuance Date.

(l)            Counsel Letters.  The counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to Sales Agent shall have furnished to Sales Agent their written opinions, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07.

(m)          Officers’ Certificate.  The Company shall have furnished or caused to be furnished to Sales Agent an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the

Company, signing in their respective capacities, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii).

(n)           Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, Sales Agent and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to Sales Agent and its counsel.

Section 5.02           Documents Required to be Delivered on each Issuance Date.  Sales Agent’s obligation to use its commercially reasonable efforts to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to Sales Agent on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to Sales Agent, executed by the Chief Executive Officer, the President or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice).

Section 5.03           Suspension of Sales.  The Company or Sales Agent may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party’s obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company agrees that no such notice shall be effective against Sales Agent unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.  Sales Agent agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI
INDEMNIFICATION AND CONTRIBUTION

Section 6.01           Indemnification by the Company.  The Company agrees to indemnify and hold harmless Sales Agent and its affiliates, officers, directors, employees and agents, and each Person, if any, who controls Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which Sales Agent, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any

Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, or any preliminary prospectus, or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to Sales Agent furnished in writing to the Company by Sales Agent expressly for use therein, and the Company shall reimburse Sales Agent, its officers, directors, employees and agents, and each  Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

Section 6.02           Indemnification by Sales Agent.  Sales Agent agrees to indemnify and hold harmless the Company, its affiliates, officers, directors, employees and  agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person’s respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, any preliminary prospectus or any Issuer Free Writing Prospectus in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to Sales Agent furnished to the Company by or on behalf of Sales Agent expressly for use therein, and Sales Agent shall reimburse the Company, its officers, directors, employees and agents, and each Controlling Person of the Company, for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof.

Section 6.03           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or Section 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and  was materially prejudiced by the failure to give such notice, the indemnification provided for in Sections 6.01 or 6.02 shall be reduced to the extent of any actual prejudice resulting from such failure to so notify the Indemnifying Party; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Section 6.01 or Section 6.02. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party. Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

Section 6.04           Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and Sales Agent, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Sales Agent on the other hand from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of Sales Agent in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by Sales Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by Sales Agent in respect thereof.  The relative fault of the Company, on the one hand, and of Sales Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on one hand or by Sales Agent on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.04, Sales Agent shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04 each officer, director, employee and agent of Sales Agent, and each Controlling Person, shall have the same rights to contribution as Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company and Sales Agent under this Article VI shall be in addition to any liability that the Company and Sales Agent may otherwise have.

ARTICLE VII
TERMINATION

Section 7.01           Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

Section 7.02           Termination by Sales Agent.  Sales Agent may, in its sole discretion at any time, terminate the right of the Company to effect any Issuances under this Agreement.

Section 7.03           Termination by the Company.  The Company may, in its sole discretion at any time, terminate this Agreement.

Section 7.04           Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party hereto to any other party hereto except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VII, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Sales Agent and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.01           Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with Sales Agent prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation,  any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

Section 9.02           Expenses.  The Company covenants and agrees with Sales Agent that the Company shall pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to Sales Agent and the Principal Exchanges; (ii) Sales Agent’s reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses, of  O’Melveny & Myers LLP, counsel for the Sales Agent (up to, together with the expenses and fees pursuant to Section 9.02 of the Alternative Sales Agency Agreements, $60,000 in the aggregate), in connection with this Agreement and the Registration Statement and any Issuances hereunder and ongoing services in connection with the transactions contemplated hereunder; (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Markets and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of counsel for Sales Agent), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.  During the term of this Agreement, the Company shall pay Sales Agent’s attorneys’ fees for its quarterly due diligence review, together with the Alternative Sales Agents’ attorney fees for their quarterly due diligence review (amount not to exceed $15,000 in the aggregate per fiscal quarter).

Section 9.03           Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, Virginia 22203, Attention: Legal Department, Facsimile No.: (703) 329-4830, with a copy (which shall not constitute notice) to: Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attention Gilbert G. Menna, Esq. and John O. Newell, Esq., Facsimile No.: (617) 523-1231; and (ii) if to Sales Agent to: Barclays Capital Inc., 745 7th Avenue, New York, New York 10019; Attention: Syndicate Registration (facsimile number (646) 834-8133), with a copy (which shall not constitute notice) to: O’Melveny & Myers LLP, Two Embarcadero Center, 28th Floor, San Francisco, CA 94111, Attention: Peter T. Healy, Esq., Facsimile No.: (415) 984-8701.  Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile.  Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

Section 9.04           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

Section 9.05           Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred.  Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

Section 9.06           No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or Sales Agent.  Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI.  This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

Section 9.07           Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.08           Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

Section 9.09           Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

Section 9.10           Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

Section 9.11           Waiver of Jury Trial.  The Company and Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

Section 9.12           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

Section 9.13           Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

Section 9.14           No Fiduciary Duty.  The Company acknowledges and agrees that Sales Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that Sales Agent is acting in such capacity in connection with the offering of the Common Shares contemplated hereby.  The Sales Agent and its Affiliates shall have no obligation to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement, and the Sales Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.  Additionally, Sales Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  In addition, each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Article VI, and is fully informed regarding such provisions.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and Sales Agent and its Affiliates shall have no responsibility or liability to the Company with respect thereto.  Any review by Sales Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Sales Agent and shall not be on behalf of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

“Company”

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

“Sales Agent”

BARCLAYS CAPITAL INC.

By:
Name:
Title:

EXHIBIT A

ISSUANCE NOTICE

[DATE]

BARCLAYS CAPITAL INC.

745 7th Avenue, 3rd Floor

New York, New York 10019

Attention:	Equity Syndicate

Email:	scott.kinloch@barclays.com;
daniel.polsky@barclays.com

Reference is made to the Sales Agency Financing Agreement between AvalonBay Communities, Inc. (the “Company”) and Barclays Capital Inc. dated as of August 3, 2012.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Sales Agency Financing Agreement is true and correct on the date hereof, and that the Prospectus and the General Disclosure Package, including the documents incorporated by reference therein, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b) of the Sales Agency Financing Agreement):

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount:                                $

Selling Commission:                                                                     %

Floor Price Limitation (Adjustable by Company during the Selling Period, and in no event less than $1.00 per share): $          per share

A-1

Comments:

AVALONBAY COMMUNITIES, INC.

By:
Name:
Title: [CEO, President, Chief Financial Officer, Senior Vice President-Finance or Treasurer]

A-2

EXHIBIT B

Form of Corporate Opinion of Goodwin Procter LLP, Counsel for the Company

B-1

EXHIBIT C

Form of Tax Opinion of Goodwin Procter LLP, Counsel for the Company

C-1

EXHIBIT D

Form of Negative Assurance Letter of Goodwin Procter LLP, Counsel for the Company

D-1

EXHIBIT E

Form of Opinion and Negative Assurance Letter of O’Melveny & Myers, LLP

E-1

SCHEDULE 1

Sales Agent

BARCLAYS CAPITAL INC.

Attention:	Equity Syndicate

Address:	745 7th Avenue, 3rd Floor
New York, New York 10019

Email:	scott.kinloch@barclays.com;
daniel.polsky@barclays.com

AVALONBAY COMMUNITIES, INC.

Thomas J. Sargeant

Telephone:	(703) 317-4635
Facsimile:	(703) 329-1459
E-mail:	tom_sargeant@avalonbay.com
Address:	Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, Virginia 22030

Edward M. Schulman, Esq.

Telephone:	(703) 317-4639
Facsimile:	(703) 329-4830
E-mail:	ted_schulman@avalonbay.com
Address:	Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, Virginia 22030

Joanne M. Lockridge

Telephone:	(203) 926-2326
Facsimile:	(203) 926-9733
E-mail:	joannel@avalonbay.com
Address:	1000 Bridgeport Avenue, Suite 258 Shelton, CT 06484

S-1